Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Numbers 333-63037, 333-116801, 333-157143, 333-157144 and 333-162411 on Forms S-8 and S-3 of Farmers Capital Bank Corporation (Company) of our report dated March 7, 2013, on our audit of the consolidated financial statements of the Company as of December 31, 2012, and for the year then ended, which report is included in this annual report on Form 10-K.

BKD, LLP
Louisville, Kentucky
March 7, 2013